UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

DOUBLEVERIFY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 April 25, 2022
Dear DV Stockholder:
It is my pleasure to invite you to our first Annual Meeting of Stockholders, taking place virtually, via live webcast on June 14, 2022, at 10:00 a.m. Eastern Time. The attached proxy statement and notice of Annual Meeting of Stockholders contain key information about the meeting’s agenda, as well as voting instructions.
We appreciate your important votes on the issues contained in this proxy statement and we urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. On behalf of our board of directors and our entire global team, thank you for your support of DV.
Best,
Mark Zagorski
Chief Executive Officer
DoubleVerify Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of DoubleVerify Holdings, Inc. (the “Company”).
Date and Time
June 14, 2022 at 10:00 a.m., Eastern Time
Virtual Location
You can attend the Annual Meeting live online at https://web.lumiagm.com/223761380. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world.
Agenda
At the meeting, stockholders will consider and vote on the following matters:
1.
Proposal 1:   Election of three Class I directors for a three-year term ending at the 2025 Annual Meeting of Stockholders;

2.
Proposal 2:   Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.
Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this proxy statement (the “Proxy Statement”) and “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm as described in Proposal 2. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.
Voting Your Shares
Stockholders of record holding shares of common stock of the Company, par value $0.001 per share (the “Shares”), as of the close of business on April 18, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting.
Internet Please log on to www.voteproxy.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on June 13, 2022.
Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Time, on June 13, 2022.

Mail
If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821, so that it is received by the Company prior to the Annual Meeting.

In Person You may attend the virtual Annual Meeting and cast your vote.
Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.
We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process will lower the costs of printing and distributing our proxy materials and reduce our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on the Record Date, April 18, 2022, will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and may vote at the Annual Meeting. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice is being distributed to stockholders on or about April 25, 2022.
Whether or not you plan to attend the annual meeting, please vote by Internet at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting virtually and cast your votes online during the meeting even if you vote by Internet or fill out and return a proxy card by mail. You may also revoke your proxy and cast your votes online during the meeting.
By Order of the Board of Directors,
Andy Grimmig
Chief Legal Officer
DoubleVerify Holdings, Inc.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 14, 2022.
The accompanying Proxy Statement, our 2021 Annual Report to Stockholders and directions on how to participate in the Annual Meeting are available at https://ir.doubleverify.com.

i

ii

Certain Important Terms
As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean DoubleVerify Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to DoubleVerify Holdings, Inc. as a corporate entity. We also use the following terms:
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“2017 Equity Plan” means our 2017 Omnibus Equity Incentive Plan

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“2021 Equity Plan” means our 2021 Omnibus Equity Incentive Plan

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“IPO” means our initial public offering

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“Providence” means Providence Equity Partners L.L.C., a Delaware limited liability company, and its affiliated funds, certain of which are our stockholders

•
“Providence Investor” means Providence VII U.S. Holdings L.P., a Delaware limited partnership

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“SEC” means the U.S. Securities and Exchange Commission

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“DoubleVerify” or “DV” means DoubleVerify Holdings, Inc., a Delaware corporation, without its consolidated subsidiaries

PROXY SUMMARY
This section summarizes important information contained in this Proxy Statement and in our 2021 Annual Report to Stockholders (the “Annual Report”), but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and the Annual Report carefully before voting.
Proposals for Your Vote
Proposal	Board Recommendation	Page(s)
1. Proposal 1: Election of three Class I directors for a three-year term ending at the 2025 Annual Meeting of Stockholders	FOR each of the nominees	4
2. Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	5-6
Board of Directors Composition
The fundamental duty of the Board is to oversee the Company for the benefit of our stockholders and other stakeholders. It is essential that the Board be composed of directors who are qualified to oversee the development and execution by our management of our business strategies. The Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of the Board, as reflected in the tables and charts below, demonstrates our commitment to these principles. Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a classified Board divided into three classes of directors. The average tenure of a director on our Board is 2.76 years and 55% of the directors on our Board are women.
Board Composition Summary
Name	Age	Director Since	Principal Professional Experience	Board Class	Expiration of Term	Independent
Laura B. Desmond	57	2017	Founder and Chief Executive Officer of Eagle Vista Partners	I	2022	Yes
Joshua L. Selip	34	2017	Principal at Providence	I	2022	No
Rosie Perez	41	2021	Executive Vice President, Corporate Treasurer of American Express Company	I	2022	Yes
R. Davis Noell	43	2017	Senior Managing Director, Co-Head of North America at Providence	II	2023	No
Lucy Stamell Dobrin	33	2017	Principal at Providence	II	2023	No
Teri L. List	59	2020	Former Executive Vice President and Chief Financial Officer of Gap, Inc.	II	2023	Yes
Mark Zagorski	53	2020	Chief Executive Officer of DV	III	2024	No
Kelli Turner	51	2021	Managing Director and Chief Financial Officer of Sun Capital Partners, Inc.	III	2024	Yes
Scott Wagner	51	2021	Former Chief Executive Officer of GoDaddy Inc.	III	2024	Yes

Corporate Governance Highlights
Corporate Governance Profile
Our corporate governance profile aligns with that of other newly public companies, and reflects the influence of Providence as stockholder of the Company and our qualification as a “controlled company” under the NYSE corporate governance standards through December 31, 2021. We have the following structures of the Board that we believe contribute to effective corporate governance:
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Majority independent board of directors

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Fully independent Audit Committee

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Majority independent Compensation Committee

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Majority independent Nominating and Corporate Governance Committee

Board Skills and Experience
The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with, and facilitate effective oversight of, the Company’s strategy. The matrix below summarizes what our Board believes are the key areas of substantive skills and experience. The following matrix does not encompass all experience, qualifications, attributes or skills of our Board. Our directors possess substantive skills and experience in the following key areas, which are relevant to the Board’s oversight of the Company, including the technology and software industries; senior management; corporate finance, audit and accounting; public company board service; operations; and strategic business planning.
	Laura B. Desmond	Joshua L. Selip	Rosie Perez	R. Davis Noell	Lucy Stamell Dobrin	Teri L. List	Mark Zagorski	Kelli Turner	Scott Wagner
Experience in Technology and Software Industries	√	√		√	√	√	√		√
Senior Management Experience	√		√	√		√	√	√	√
Corporate Finance, Audit and Accounting Experience	√	√	√	√	√	√	√	√	√
Public Company Board Service	√			√		√	√	√	√
Operations	√	√	√	√	√	√	√	√	√
Strategic Business Planning	√	√	√	√	√	√	√	√	√
Diversity, including gender or race	√		√		√	√		√

PROPOSAL 1
Election of Directors
The Board has nominated each of Laura B. Desmond, Joshua L. Selip and Rosie Perez for election at the Annual Meeting to serve as Class I directors. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a director, and each has consented to being named in this Proxy Statement and has agreed to serve if elected.
The Board recommends that you vote FOR the election of each of Laura B. Desmond, Joshua L. Selip and Rosie Perez.
If elected, each of these individuals will serve as a Class I director until the 2025 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The relevant experiences, qualifications, attributes or skills of each nominee that led the Board to recommend the above persons as a nominee for director are described in “Board and Corporate Governance Practices — Board Composition.”
Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a Class I director. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF LAURA B. DESMOND, JOSHUA L. SELIP AND ROSIE PEREZ.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board (the “Audit Committee”) is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent auditor for the fiscal year ending December 31, 2022. Deloitte has served as the independent auditor for the Company since 2019. Deloitte’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as our independent auditor is in the best interest of the Company and its stockholders. In determining whether to reappoint Deloitte, the Audit Committee considered factors such as:
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Deloitte’s independence and objectivity;

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Deloitte’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

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Deloitte’s tenure as independent auditor for the Company;

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historical and recent performance of Deloitte, including the extent and quality of communications with members of the Audit Committee; and

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the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of Deloitte’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service in that role (in accordance with SEC rules). The current lead Deloitte engagement partner will serve in that capacity through the end of the fiscal year 2022 audit.
We request that our stockholders ratify the appointment of Deloitte as our independent auditor for fiscal year 2022. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2021.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.
Fees Paid to Deloitte
The following table presents, for the years ended December 31, 2020 and 2021, fees for professional services rendered by Deloitte for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Deloitte for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by Deloitte not included in the first three categories.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,184,484	$2,190,839
Audit-Related Fees(2)	$1,002,199	$620,800
Tax Fees(3)	$167,591	—
All Other Fees(4)	$2,063	$2,063

(1)
Audit fees include fees related to the audits of the Company and other services associated with regulatory filing.

(2)
Includes fees for professional services provided in connection with our initial public offering, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statement on Form S-8.

(3)
Includes services rendered in connection with tax planning, compliance and tax return preparation.

(4)
Includes subscription fees of Deloitte software.

Pre-Approval Policies and Procedures
Pursuant to its charter, the Audit Committee is responsible for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. As such, the Audit Committee approves all audit and permitted non-audit related services that our independent registered public accounting firm provides to us prior to each engagement pursuant to procedures it has established. All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with the procedures described herein.
Audit Committee Report
The Audit Committee is organized under a charter that is reviewed annually by the Audit Committee. Pursuant to the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussion described above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Teri L. List (Chairperson)
Kelli Turner
Rosie Perez

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information as of April 8, 2022 with respect to the beneficial ownership of the Shares by (i) each person known to own beneficially more than five percent of the Shares; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our current executive officers, directors and director nominees as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 163,438,568 Shares outstanding as of April 8, 2022.
Except as otherwise indicated in the footnotes to the table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated Shares. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is 233 Spring Street, New York, NY 10013.
Name of Beneficial Owner	Number of Shares beneficially owned	Ownership Percent of Shares
Providence VII U.S. Holdings L.P.(1)	81,126,217	49.64
Blumberg Capital II, L.P.(2)	17,033,014	10.42
FMR LLC(3)	10,680,572	6.53
Tiger Global Management, LLC managed funds(4)	8,591,534	5.26
Mark Zagorski(5)	1,138,216	*
Nicola Allais(5)	1,607,197	*
Andy Grimmig(5)	750,824	*
Julie Eddleman(5)	118,327	*
Laura B. Desmond(5)(6)	1,593,953	*
R. Davis Noell(7)	—	—
Lucy Stamell Dobrin(7)	—	—
Joshua L. Selip(7)	—	—
Teri L. List(5)	50,325	*
Rosie Perez	—	—
Kelli Turner	9,046	*
Scott Wagner	—	—
All Directors, Director Nominees and Executive Officers as a group (12 persons)(5)(7)	5,267,888	3.22

*
Less than one percent.

(1)
Represents Shares held by Providence VII U.S. Holdings L.P. Providence VII U.S. Holdings L.P.’s general partner is Providence Equity GP VII-A L.P and limited partners are VII Global Holdings L.P. and Providence Equity Partners VII-A L.P. Providence VII Global Holdings L.P.’s general partner is

Providence Equity GP VII-A L.P and limited partner is Providence Equity Partners VII L.P. Providence Equity Partners VII L.P.’s general partner is Providence Equity GP VII L.P., whose general partner is PEP VII International Ltd. The general partner of PEP VII International Ltd. is Providence Fund Holdco (Domestic ECI) L.P., whose general partner is Providence Managing Member L.L.C. Providence Equity Partners VII-A L.P.’s general partner is Providence Equity GP VII-A L.P., whose general partner is PEP VII-A International Ltd. The general partner of PEP VII-A International Ltd. is Providence Fund Holdco (International) L.P., whose general partner is Providence Holdco (International) GP Ltd. Each of Providence Managing Member L.L.C. and Providence Holdco (International) GP Ltd. is controlled by Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez. Investment and voting decisions with respect to shares held by Providence VII U.S. Holdings L.P. are made by Providence Equity GP VII-A L.P. Each of Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez expressly disclaims beneficial ownership of the Shares held by Providence VII U.S. Holdings L.P. The address for each of Providence VII U.S. Holdings L.P., Providence Equity GP VII-A L.P., Jonathan M. Nelson, R. Davis Noell, J. David Phillips, Karim A. Tabet, Andrew A. Tisdale and Michael J. Dominguez is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903. Excludes 871,520 Shares held by Providence Public Master L.P. and 522,867 Shares held by Providence Butternut Co-Investment L.P.
(2)
The number of Shares is based on the Schedule 13G filed February 14, 2022 by Blumberg Capital II, L.P. (“Blumberg Capital”), Blumberg Capital Management II, L.L.C. (“BCM II”) and David J. Blumberg. Blumberg Capital holds 16,666,665 Shares and Mr. Blumberg holds 366,349 Shares. BCM II is the sole general partner of Blumberg Capital and owns no Shares directly. Mr. Blumberg is the managing director of BCM II. BCM II and Mr. Blumberg have voting and dispositive power over the shares held by Blumberg Capital and may be deemed to beneficially own the Shares held by Blumberg Capital. The address for Blumberg Capital and BCM II is 432 Bryant Street, San Francisco, California 94107. The address for Mr. Blumberg is 415 Center Island Drive, Golden Beach, Florida 33160.

(3)
The number of Shares is based on the Schedule 13G filed February 9, 2022 by FMR LLC and Abigail P. Johnson on behalf of the entities listed in Exhibit A of the filing, including Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which beneficially owns more than 5% of the outstanding Shares as a result of acting as an investment advisor. FMR LLC may be deemed to beneficially own 10,680,572 Shares as a result of acting as a parent holding company. Abigail P. Johnson is the Director, Chairman and Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co. LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(4)
The number of Shares is based on the Schedule 13G/A filed February 14, 2022 by the Tiger Investor. Tiger Global Management, LLC and its affiliated funds hold 8,591,534 Shares. Tiger Global Management, LLC is controlled by Chase Coleman and Scott Shleifer. The address for each of Tiger Global Management, LLC, Chase Coleman and Scott Shleifer is c/o Tiger Global Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.

(5)
Includes Shares which current directors and executive officers have the right to acquire prior to April 8, 2022 through the exercise of stock options and/or vesting of restricted stock units: Mark Zagorski has the right to acquire 827,794 Shares; Nicola Allais has the right to acquire 1,557,982 Shares; Andy Grimmig has the right to acquire 683,400 Shares; Julie Eddleman has the right to acquire 17,030 Shares; Laura B. Desmond (through the Laura B. Desmond Revocable Trust, for which Ms. Desmond is trustee) has the right to acquire 1,446,900 Shares; and Teri L. List has the right to acquire 4,886 Shares;. All current directors and executive officers as a group have the right to acquire 4,537,992 Shares prior to April 8, 2022 through the exercise of stock options and/or vesting of restricted stock units.
(6)
Represents Shares held by the Laura B. Desmond Revocable Trust, for which Laura B. Desmond is trustee.

(7)
Does not include Shares held by Providence Equity Partners L.L.C. managed funds. R. Davis Noell is Senior Managing Director and Co-Head of North America, Lucy Stamell Dobrin is a principal and Joshua L. Selip is a principal of Providence Equity Partners L.L.C. Each of them expressly disclaims beneficial ownership of the Shares held by the Providence Equity Partners L.L.C. managed funds. The address for each of R. Davis Noell, Lucy Stamell Dobrin and Joshua L. Selip is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

EXECUTIVE AND DIRECTOR COMPENSATION
Emerging Growth Company Status
The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, we are permitted to and have elected to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. As such, we have only included compensation information for our principal executive officer and our two next most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2021. Additionally, we have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. We are also not required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
These exemptions will apply until we no longer meet the requirements of being an emerging growth company. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.07 billion in non-convertible debt during the prior three-year period.
Executive Compensation
Overview
Our mission is to develop solutions to drive better outcomes for our advertising clients and partners. For DV to be successful, we must attract, engage and retain top talent who will help to achieve this mission by going “all in” in the pursuit of our values and company priorities. Our compensation programs are designed to:
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attract, motivate and retain talent critical to our long-term success;

•
emphasize our culture of trailblazing and performance;

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provide compensation packages that are fair and competitive, and that reward the achievement of our business objectives; and

•
reinforce ownership and align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

Under its charter, the Compensation Committee of the Board (the “Compensation Committee”) has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During the fiscal year ended December 31, 2021, our Compensation Committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in determining the appropriate level of overall compensation for our executive officers and non-employee directors, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any services to us and any non-compensation related services to the Compensation Committee. The Compensation Committee is not aware of any facts that would cause Compensia not to be considered independent under the independence factors set forth in Exchange Act Rule 10C-1.
Summary Compensation Table
The following table sets forth the compensation earned by our principal executive officer and the next two most highly compensated officers: our Chief Executive Officer, Mark Zagorski, our Executive Vice President and Global Chief Commercial Officer, Julie Eddleman, and our Chief Financial Officer, Nicola Allais, whom we refer to as our “NEOs,” during our fiscal year ended December 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Zagorski Chief Executive Officer	2021	500,000	—	3,249,995	3,250,001	348,333	21,487	7,369,816
	2020	225,641	349,658(5)	2,411,837	4,648,475	—	5,328	7,640,939
Julie Eddleman Executive Vice President and Global Chief Commercial Officer	2021	419,423	450,000(6)	5,944,802	999,997	—	16,300	7,830,522
Nicola Allais Chief Financial Officer	2021	383,400	—	1,500,003	1,500,007	160,261	21,487	3,565,158

(1)
Represents the aggregate grant date fair value of restricted stock units granted to our NEOs. The grant date fair value is computed in accordance with FASB ASC Topic 718. The amounts do not reflect the value actually realized or that ultimately may be realized by our NEOs in respect of these awards. The 2020 amounts shown for Mr. Zagorski assumed that the market-based conditions for the performance-based restricted stock units would be satisfied in full, and, as of October 26, 2020, this performance condition was satisfied and Mr. Zagorski’s performance-based restricted stock units therefore vested.

(2)
Represents the aggregate grant date fair value of stock options granted to our NEOs. The grant date fair value is computed in accordance with FASB ASC Topic 718. The amounts do not reflect the value actually realized or that ultimately may be realized by our NEOs.

(3)
The amount in this column for Mr. Zagorski and Allais represents their bonus that relates to first half, second half and full year Company performance for 2021.

(4)
Amounts reported in the “All Other Compensation” column for our NEOs include the items set forth in the table below, as applicable to each NEO.

Name	Fiscal Year	401(k) Contribution ($)(A)	Employee Referral ($)(B)	Employer Paid Premiums for Health Benefits ($)(C)
Mark Zagorski Chief Executive Officer	2021	8,700	—	12,787
	2020	—	—	5,328
Julie Eddleman Executive Vice President and Global Chief Commercial Officer	2021	—	5,000	11,300
Nicola Allais Chief Financial Officer	2021	8,700	—	12,787

(A)
A discretionary matching contribution under the Company’s 401(k) plan was made for each of our NEOs who made contributions to the plan and who were employed on December 31, 2020 and December 31, 2021, respectively, as set forth above.

(B)
The Company provides cash incentives when employees successfully refer external candidates for an open role

(C)
Reflects the employee portion of health benefits paid by the Company.

(5)
This amount for Mr. Zagorski includes a one-time cash sign-on bonus paid to him in connection with the commencement of his employment, and a fixed annual bonus for 2020 that is payable to Mr. Zagorski pursuant to the terms of his employment agreement.

(6)
This amount for Ms. Eddleman reflects a fixed annual bonus that was payable pursuant to the terms of her employment agreement.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
The key terms of the employment agreements of Mr. Zagorski, Ms. Eddleman and Mr. Allais are described below.
Mark Zagorski
We are currently party to an agreement with Mark Zagorski, our Chief Executive Officer, that governs the current terms of his employment with us. Mr. Zagorski’s agreement has a five-year term, which commenced July 21, 2020. Pursuant to his employment agreement, Mr. Zagorski is entitled to an annual base salary (which for 2021 was paid at an annual rate of $500,000), and is eligible to receive an annual discretionary bonus with a target amount equal to 100% of his base salary based upon the attainment of performance goals and objectives established by our board of directors.
Following the completion of our IPO, Mr. Zagorski also became eligible to receive annual equity awards based upon performance and award guidelines established by our board or its compensation committee.
Mr. Zagorski’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination. Mr. Zagorski is also entitled to receive severance benefits upon a qualifying termination of his employment, as more fully described below under “— Payments and Potential Payments upon Termination or Change of Control”.
Julie Eddleman
We are currently party to an agreement with Julie Eddleman, our Executive Vice President and Global Chief Commercial Officer, that governs the current terms of her employment with us. Ms. Eddleman’s agreement does not have a fixed term. Pursuant to the agreement, Ms. Eddleman is entitled to an annual base salary (which for 2021 was paid at an annual rate of $450,000) and is eligible to receive an annual discretionary bonus with a target amount equal to 100% of her base salary (with the opportunity to earn a maximum bonus of 150% of the base salary) based upon the attainment of performance goals and objectives established by our Board. Ms. Eddleman was also entitled to be granted 262,882 restricted stock units under our 2017 Equity Plan, all of which have been granted and which are described in greater detail below in the table and accompanying footnotes under “— Outstanding Equity Awards at Fiscal Year End 2021”. Ms. Eddleman is also entitled to receive grants of equity awards having a grant date fair value of not less than $1,500,000 on an annual basis, commencing in December 2021. The first of these grants was made on December 10, 2021 and is described in greater detail below in the table and accompanying footnotes under “— Outstanding Equity Awards at Fiscal Year End 2021”.
Ms. Eddleman’s employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during her employment and for one-year post-termination. Ms. Eddleman is also entitled to receive severance benefits upon a qualifying termination of her employment, as more fully described below under “— Payments and Potential Payments upon Termination or Change of Control”.
Nicola Allais
We are currently party to an agreement with Nicola Allais, our Chief Financial Officer, that governs the current terms of his employment with us. Mr. Allais’ agreement does not have a fixed term. Pursuant to the agreement, Mr. Allais is entitled to an annual base salary (which for 2021 was paid at an annual rate of $383,400) and is eligible to receive an annual discretionary bonus with a target amount equal to 60% of his base salary based upon the attainment of performance goals and objectives established by our board of directors.
Mr. Allais’ employment agreement includes non-compete and employee and customer non- solicitation covenants, effective during his employment and for one-year post-termination. Mr. Allais is also entitled to receive severance benefits upon a qualifying termination of his employment, as more fully described below under “— Payments and Potential Payments upon Termination or Change of Control”.

Mr. Zagorski, Ms. Eddleman and Mr. Allais are also bound by intellectual property assignment and perpetual confidentiality provisions that protect our commercial interests.
Annual Cash Incentive Program
For 2021, each of Mr. Zagorski and Mr. Allais was eligible to receive a cash incentive bonus at a percentage of his annual base salary (100% for Mr. Zagorski and 60% for Mr. Allais), based on the achievement of certain financial and operating performance goals that were approved by our Compensation Committee. For Ms. Eddleman, her target bonus for 2021 was guaranteed pursuant to the terms of her employment agreement. For 2021, the performance goals included revenue, Adjusted EBITDA, and certain operational and strategic objectives, in each case with separate targets for the first half of the year, the second half of the year and the full year. Each of Mr. Zagorski’s and Mr. Allais’ bonus for 2021 has been paid in full and are set forth in the “Summary Compensation Table” above under the “Non-Equity Incentive Plan Compensation” column. Ms. Eddleman’s entire bonus for 2021 has been paid in full pursuant to the terms of her employment agreement, and is set forth in the “Summary Compensation Table” above under the “Bonus” column.
Outstanding Equity Awards at Fiscal Year End 2021
The following table provides information about outstanding equity awards held by each of our NEOs as of December 31, 2021. All awards were granted under the 2017 Equity Plan or the 2021 Equity Plan. Our equity incentive program was designed to ensure that our senior management and other employees, including our NEOs, help drive stockholder value, and stock options and restricted stock units constitute a meaningful part of our NEOs’ compensation. Each of the 2017 Equity Plan and 2021 Equity Plan is administered by our Compensation Committee, which has discretion, within the parameters of the 2017 Equity Plan or 2021 Equity Plan, as applicable, to determine the recipients, amounts and terms of awards.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Zagorski	12/10/21(1)	—	244,729	—	31.39	12/10/31	—	—	—	—
	7/28/20(2)	406,249	677,084	—	6.93	7/28/30	—	—	—	—
	7/28/20(3)	406,249	677,084	—	13.86	7/28/30	—	—	—	—
	12/10/21(4)	—	—	—	—	—	103,536	3,445,678	—	—
	7/28/20(5)	—	—	—	—	—	104,167	3,466,678	—	—
Julie Eddleman	12/10/21(1)		75,301	—	31.39	12/10/31	—	—	—	—
	12/10/21(4)	—	—	—	—	—	31,857	1,060,201	—	—
	1/28/21(6)	—	—	—	—	—	197,161	6,561,518	—	—
Nicola Allais	12/10/21(1)	—	94,127	—	31.39	12/10/31	—	—	—	—
	12/10/21(7)	—	19,410	—	31.39	12/10/31	—	—	—	—
	1/4/18(8)	750,216	—	—	2.01	1/4/28	—	—	—	—
	1/4/18(9)	801,883	—	—	2.01	1/4/28	—	—	—	—
	12/10/21(4)	—	—	—	—	—	39,822	1,325,276	—	—
	12/10/21(10)	—	—	—	—	—	7,964	265,042	—	—
	4/27/20(11)	—	—	—	—	—	100,776	3,353,825	—	—

(1)
The award in this row consists of time vesting non-qualified stock options granted under our 2021 Equity Plan. The non-qualified stock options vested 6.25% on March 15, 2022 (the “Vesting Date”) and the remainder of the non-qualified stock options vest at a rate of 6.25% on each quarterly anniversary of the Vesting Date, subject to the NEO’s continued employment through each applicable vesting date.

(2)
The awards in this row consist of non-qualified stock options granted under our 2017 Equity Plan. The vesting schedule for this award provides that 25% of the options will vest on July 21, 2021, which is the one-year anniversary of Mr. Zagorski’s commencement of employment, and then at a rate of 6.25% per quarter over the next 12 quarters, subject in all cases to his continued employment through the applicable vesting date. Notwithstanding the foregoing, upon the completion of our IPO, the options that would have vested over the 12 months following the completion of the IPO vested, and the remaining options will vest on their original vesting schedule without regard to the aforementioned acceleration.

(3)
The awards in this row consist of non-qualified stock options granted under our 2017 Equity Plan and are subject to the same time vesting criteria as the options described in note 2 above (including in respect of the accelerated vesting upon the completion of our IPO). These options were granted with an exercise price equal to two times the fair market value of a share of our common stock on the grant date, as determined by our board.

(4)
The award in this row consists of time vesting restricted stock units granted under our 2021 Equity Plan. The restricted stock units vested 6.25% on March 15, 2022 and the remainder of the restricted stock units vest at a rate of 6.25% on each quarterly anniversary of the Vesting Date, subject to the NEO’s continued employment through each applicable vesting date.

(5)
The award in this row consists of time vesting restricted stock units granted under our 2017 Equity Plan. These restricted stock units are subject to the same time vesting criteria as the options described in note 2 above (including in respect of the accelerated vesting upon the completion of our IPO). 62,500 restricted stock units vested on April 20, 2021 upon the completion of our IPO.

(6)
The award in this row consists of time vesting restricted stock units granted under our 2017 Equity Plan. 25% of the restricted stock units vested on April 20, 2021, upon the initial public offering of common stock of the Company. 25% of the remaining restricted stock units vested on January 26, 2022, and the other remaining restricted stock units will vest at a rate of 6.25% per quarter thereafter, subject to Ms. Eddleman’s continued employment through the applicable vesting date.

(7)
The award in this row consists of time vesting non-qualified stock options granted under our 2021 Equity Plan. The non-qualified stock options vest 50% on each of December 15, 2022 and December 15, 2023, subject to the NEO’s continued employment through each applicable vesting date.

(8)
The award in this row consists of time vesting non-qualified stock options granted under our 2017 Equity Plan. The non-qualified stock options vested 25% on November 6, 2018 and the remainder at a rate of 6.25% per quarter thereafter.

(9)
The award in this row consists of performance-based non-qualified stock options granted under our 2017 Equity Plan. The performance-based non-qualified stock options vested 100% on November 22, 2021 upon Providence VII U.S. Holdings L.P. receiving cumulative cash proceeds in respect of its investment in DoubleVerify equal to two times its aggregate cash investment in DoubleVerify.

(10)
The award in this row consists of time vesting restricted stock units granted under our 2021 Equity Plan. The restricted stock units vest 50% on each of December 15, 2022 and December 15, 2023, subject to the NEO’s continued employment through each applicable vesting date.

(11)
The award in this row consists of time vesting restricted stock units granted under our 2017 Equity Plan. The restricted stock units vested 100% on April 1, 2022, subject to the NEO’s continued employment through that date.

(12)
The amounts in this column were determined based on a $33.28 closing price of the Company’s common stock on December 31, 2021.

Payments and Potential Payments upon Termination or Change in Control
Mark Zagorski
Mr. Zagorski’s employment agreement has a five-year term, which commenced July 21, 2020, and may also be terminated at any time prior to the expiration of the term by either party. The employment agreement provides for certain severance benefits. If prior to the expiration of the five-year term, Mr. Zagorski’s employment is terminated by us without “cause” or if he resigns his employment for “good reason” (as such terms are defined in his employment agreement), which we refer to as a “qualifying termination,” Mr. Zagorski is entitled to receive an amount equal to his annual base salary, payable in semi-monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates. In addition, if Mr. Zagorski’s experiences a qualifying termination on or after the second anniversary of his commencement of employment, he will receive an amount equal to 50% of his target bonus payable in the same semi-monthly installments as the base salary component of his severance.
If Mr. Zagorski’s employment is terminated in a qualifying termination or by reason of his death or disability, the portion of his options and the time-based restricted stock units that would otherwise have vested between the date of termination and the twelve month anniversary of the date of termination will accelerate and fully vest, and such awards will also fully vest upon a change in control.
Julie Eddleman
Ms. Eddleman’s employment agreement does not provide a fixed term and may be terminated at any time by either party. The employment agreement provides for certain severance benefits. Upon a qualifying termination, Ms. Eddleman is entitled to receive an amount equal to 12 months of her base salary, payable in semi-monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates.

If Ms. Eddleman is terminated by reason of her death, all of Ms. Eddleman’s unvested restricted stock units issued pursuant to her employment agreement will accelerate and fully vest, and such awards will also fully vest upon a change in control.
Nicola Allais
Mr. Allais’ employment agreement does not provide a fixed term and may be terminated at any time by either party. The employment agreement provides for certain severance benefits. Upon a qualifying termination, Mr. Allais is entitled to receive an amount equal to 12 months of his base salary, payable in semi-monthly installments over 12 months, and also continued medical, dental and vision insurance coverage for 12 months at active employee rates.
If Mr. Allais is terminated in a qualifying termination or by reason of his death or disability, the portion of his time-based options that would otherwise have vested between the date of termination and the twelve month anniversary of the date of termination will accelerate and fully vest, and such award will also fully vest upon a change in control.
Generally
In the event that we terminate an NEO for “cause”, or an NEO breaches a restrictive covenant by which he or she is bound, all of such NEO’s unvested and vested stock options and restricted stock units will be immediately cancelled and forfeited.
If we experience a “change in control” (as defined in the 2021 Equity Plan and 2017 Equity Plan), time-based options and time-based RSUs granted under the applicable plan will generally accelerate and vest in full.
Retirement Benefits
We maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, under which participants are permitted to contribute a percentage of their compensation on a pre-tax basis, subject to limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We make fully vested matching contributions under the 401(k) plan, subject to the discretion of our board of directors. Our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees.
We do not maintain any retirement plans other than the 401(k) plan.
Nonqualified Deferred Compensation Plan
On October 27, 2021, the Company adopted a nonqualified deferred compensation plan (the “NQDC”) to provide a select group of management, highly compensated employees and members of the Board of Directors with an opportunity, as of January 1, 2022, to defer base salary, cash fees paid to a non-employee director, other compensation and cash bonus payments. In addition to elective deferrals, the Company may make discretionary contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the NQDC.
Each participant’s deferred compensation account is credited with an investment return determined as if the account was invested in one or more investment funds. Each participant elects the investment funds in which such participant’s account shall be deemed to be invested. Distributions of vested account balances are made upon death, disability, separation from service, or a specified date. Distributions shall be made in a single cash payment or, at the election of the participant, in annual installments for a period of between two and ten years in the case of a separation from service or in-service distribution.
The obligations of the Company under the NQDC are general unsecured promises to pay deferred compensation in the future to eligible participants in accordance with the terms of the NQDC from the general assets of the Company. Distributions from the NQDC are governed by the Internal Revenue Code and the NQDC. The Company may, at any time, in its sole discretion, terminate the NQDC or amend or modify the NQDC, in whole or in part, except that no such termination, amendment or modification shall have a substantive effect on the benefits provided under the NQDC.

Director Compensation Table
The following table sets forth information regarding compensation for each of our non-employee directors during our fiscal year ended December 31, 2021.
Name	Fiscal Year	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Teri L. List	2021	67,500(1)	200,000((2)	—	—	267,500
R. Davis Noell	2021	—	—	—	—	—
David G. Simpson(3)	2021	—	—	—	—	—
Lucy Stamell Dobrin	2021	—	—	—	—	—
Joshua L. Selip	2021	—	—	—	—	—
David J. Blumberg(4)	2021	—	—	—	—	—
Laura B. Desmond	2021	57,500(5)	200,000(6)	—	9,171(7)	266,671
Rosie Perez	2021	11,250(8)	200,000(9)	—	—	211,250
Kelli Turner	2021	33,750(10)	200,000(11)	—	—	233,750
Scott Wagner	2021	10,625(12)	200,000(13)	—	—	210,625

(1)
Represents the cash retainer earned by Ms. List for her services as a director in 2021, consisting of a $35,000 base retainer, $20,000 for serving as Chairperson of our Audit Committee, $7,500 for serving on our Compensation Committee, and $5,000 for serving on our Nominating and Corporate Governance Committee.

(2)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2021, which vest on the first anniversary of the grant date, subject to Ms. List’s continued service as a member of our board of directors through such anniversary. As of December 31, 2021, Ms. List held 4,886 outstanding restricted stock units.

(3)
Mr. Simpson resigned from our board of directors effective January 15, 2021.

(4)
Mr. Blumberg resigned from our board of directors effective April 19, 2021.

(5)
Represents the cash retainer earned by Ms. Desmond for her services as a director in 2021, consisting of a $35,000 base retainer, $10,000 for serving as Chairperson of our Nominating and Corporate Governance Committee, $7,500 for serving on our Compensation Committee, and $5,000 for serving as “Lead Director” prior to our IPO.

(6)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2021, which vest on the first anniversary of the grant date, subject to Ms. Desmond’s continued service as a member of our board of directors through such anniversary. As of December 31, 2021, Ms. Desmond held 4,886 outstanding restricted stock units.

(7)
Represents amounts paid on behalf of Ms. Desmond for group health care coverage.  Ms. Desmond is party to a letter agreement with the Company entitling her to participation in the Company’s group health plans or a benefit of a substantially similar value.

(8)
Represents the cash retainer earned by Ms. Perez for her services as a director in 2021, consisting of a $8,750 base retainer and $2,500 for serving on our Audit Committee.

(9)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2021, which vest on the first anniversary of the grant date, subject to Ms. Perez’s continued service as a member of our board of directors through such anniversary. As of December 31, 2021, Ms. Perez held 6,301 outstanding restricted stock units.

(10)
Represents the cash retainer earned by Ms. Turner for her services as a director in 2021, consisting of a $26,250 base retainer and $7,500 for serving on our Audit Committee.

(11)
Represents the unadjusted grant date fair value of restricted stock units issued in 2021, which vest on the first anniversary of the grant date, subject to Ms. Turner’s continued service as a member of our board of directors through such anniversary. The Discounts for Lack of Marketability (DLOM) adjusted grant date fair value (determined in accordance with FASB ASC Topic 718) is $182,639. As of December 31, 2021, Ms. Turner held 9,046 outstanding restricted stock units.
(12)
Represents the cash retainer earned by Mr. Wagner for his services as a director in 2021, consisting of a $8,750 base retainer and $1,875 for serving on our Compensation Committee.

(13)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) of restricted stock units issued in 2021, which vest on the first anniversary of the grant date, subject to Mr. Wagner’s continued service as a member of our board of directors through such anniversary. As of December 31, 2021, Mr. Wagner held 6,301 outstanding restricted stock units.

Non-Employee Director Compensation
We have implemented a non-employee director compensation program with a mix of cash and equity compensation as follows.
Cash Retainers and Equity-Based Awards
Compensation Item	Amount
Annual Cash Retainer	$35,000
Committee Member Annual Cash Retainer (Non-Chair)	Audit: $10,000 Compensation: $7,500 Nominating and Corporate Governance: $5,000
Committee Chair Annual Cash Retainer	Audit: $20,000 Compensation: $15,000 Nominating and Corporate Governance: $10,000
Initial Equity Grant (New Board Member)	$200,000 Restricted Stock Unit Grant (1-year vesting)
Annual Equity Grant	$200,000 Restricted Stock Unit Grant (1-year vesting)
Non-employee directors who are employees of Providence are not entitled to compensation for service as a director.
All directors are also entitled to reimbursement of their expenses incurred in connection with travel to meetings.

BOARD AND CORPORATE GOVERNANCE PRACTICES
We believe that effective corporate governance policies and practices help the Company deliver sustainable, long-term value to our stockholders.
These policies and practices are contained in our governance documents, including our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Guidelines and committee charters. This section describes the key features of the Board practices and corporate governance program.
Board Leadership Structure
The Board is currently composed of nine directors. Our Certificate of Incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We currently have three directors in Class I, three directors in Class II and three directors in Class III. The terms of directors in Classes I, II, and III end at the annual meetings of stockholders in 2022, 2023, and 2024, respectively. The Board is led by our non-executive Chairperson, R. Davis Noell. At this time, the Board believes the classified board structure is in the best interest of the Company. The Board has implemented measures to ensure accountability of our directors, including the adoption of our Code of Ethics. The Board will continue to review its leadership structure to evaluate whether the structure remains appropriate for the Company.
With respect to the roles of Chairperson of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and our board of directors is able to exercise its discretion in combining or separating these positions as it deems appropriate. Our Corporate Governance Guidelines provide our board of directors with flexibility to modify our leadership structure in order to serve the best interests of the Company. Our Corporate Governance Guidelines provide that if the Board decides to combine the roles of Chairperson and Chief Executive Officer, a lead director will be appointed annually by the independent directors.
In connection with our IPO, we and the Providence Investor entered into a stockholder’s agreement (the “Stockholder’s Agreement”) pursuant to which, among other matters, the Providence Investor has the right to designate nominees for the Board (the “Providence Designees”), subject to the maintenance of specified ownership requirements. See “Certain Relationships and Related Party Transactions — Relationship with Providence — Stockholder’s Agreement.”
The number of members on the Board may be fixed by resolution adopted from time to time by the Board. Subject to the Stockholder’s Agreement, any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. With respect to any vacancy of a Providence Designee, the Providence Investor will have the right to designate a new director for election by a majority of the remaining directors then in office.
Board Composition
Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and why the Board and Nominating and Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of April 8, 2022.

Class I Directors Whose Terms Expire in 2022 and Nominees for Election
Laura B. Desmond Age 57 Director of the Company since 2017 Nominee for Election
Laura B. Desmond has served as a director of the Company since September 2017. In addition, from February 28, 2020 to July 21, 2020, Ms. Desmond served as our Interim Chief Executive Officer. Ms. Desmond is the Founder and Chief Executive Officer of Eagle Vista Partners, a strategic advisory firm focused on marketing and digital technology. From August 2016 to December 2016 Ms. Desmond was the Chief Revenue Officer of Publicis Groupe. Prior to that, she was the Chief Executive Officer of Starcom MediaVest Group, the largest media services company in the world, for nine years. Ms. Desmond is a past Chair of the Advertising Council and currently serves on the boards of Adobe and Smartly.io. Ms. Desmond earned a Bachelor of Business Administration in Marketing from the University of Iowa.
Ms. Desmond was selected to serve on the Board due to her extensive background and experience in the advertising, data and marketing industries, leadership track record as a former global agency media service chief executive officer and her extensive background serving on other successful marketing technology public company boards of directors.

Joshua L. Selip Age 34 Director of the Company since 2017 Nominee for Election
Joshua L. Selip has served as a director of the Company since September 2017. Mr. Selip currently serves as a Principal at Providence. Prior to joining Providence in 2011, Mr. Selip was an investment banking analyst at Bank of America Merrill Lynch. He currently serves as a director of TimeClock Plus and 365 Retail Markets and previously served as a director of KPA. Mr. Selip received a Master of Business Administration from Harvard Business School and a Bachelor of Arts from Cornell University.
Mr. Selip was selected to serve on the Board due to his extensive financial investment experience, industry knowledge and service on other boards of directors of technology and software companies.

Rosie Perez Age 41 Director of the Company since 2021 Nominee for Election	Rosie Perez has served as a director of the Company since October 2021. Ms. Perez has spent 14 years in roles of increasing responsibility in the Finance organization of American Express Company (“American Express”). She currently serves as Executive Vice-President, Corporate Treasurer. Prior to this role, Ms. Perez served as Senior Vice President, Chief Financial Officer of American Express’s Global Commercial Services (“GCS”) segment, a provider of payment and working capital products to small, mid-sized, large, and global companies worldwide. As CFO of GCS at American Express, Ms. Perez manages the segment’s P&L and leads her global team in providing financial guidance around long-term growth strategy, investments, products, benefits, and partnerships. Ms. Perez sits on both the Global Commercial Services Leadership Team and the Finance Leadership team. Prior to her current role, Ms. Perez led Investor Relations and served in several U.S. and global finance roles at American Express. She is the co-Executive Sponsor of American Express’s Hispanic Employee Network and sits on the board of directors of Amex Bank of Canada. Before joining American Express, Ms. Perez gained public accounting experience with Ernst & Young LLP. Ms. Perez received a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Economics from Wharton School, University of Pennsylvania.
Ms. Perez was selected to serve on the Board due to her leadership and extensive experience in corporate finance and operations in large, public companies.

Class II Directors Whose Terms Expire in 2023
R. Davis Noell Age 43 Director of the Company since 2017
R. Davis Noell currently serves as the Chairperson of the board of directors and has served as a director of the Company since September 2017. Mr. Noell currently serves as Senior Managing Director and Co-Head of North America at Providence. Prior to joining Providence in 2003, Mr. Noell worked in Deutsche Bank’s media investment banking group. He is currently a director of The Chernin Group, Smartly.io and 365 Retail Markets and was previously a director of GLM, OEConnection, Stream Global Services, SunGard Data Systems and World Triathlon Corporation. He is a trustee of the Gilman School in Baltimore, MD. Mr. Noell received a Bachelor of Arts from the University of North Carolina at Chapel Hill.
Mr. Noell was selected to serve on the Board due to his extensive management experience, strategic leadership track record and service on other boards of directors of technology companies.

Lucy Stamell Dobrin Age 33 Director of the Company since 2017	Lucy Dobrin has served as a director of the Company since September 2017. Ms. Dobrin currently serves as a Principal at Providence. Prior to joining Providence in 2011, she worked as an analyst in the financial sponsors group at Bank of America Merrill Lynch. She is currently a director of Smartly.io and was previously a director of OEConnection and EdgeConneX. She is currently a director on the boards of Works and Process at The Guggenheim and Tom Gold Dance, two performing arts non- profits. Ms. Dobrin received a Master of Arts and a Bachelor of Arts from the University of Pennsylvania.

Ms. Dobrin was selected to serve on the Board due to her extensive experience in corporate finance, strategic planning and investments and her experience as a director of various companies.
Teri L. List Age 59 Director of the Company since 2020
Teri L. List has served as a director of the Company since May 2020. Ms. List served as Executive Vice President and Chief Financial Officer at Gap from January 2017 to March 2020. Prior to that, Ms. List held management positions at Dick’s Sporting Goods, Kraft Foods Group and Procter & Gamble and spent over nine years at Deloitte & Touche LLP. Ms. List currently serves on the boards and audit committees of Microsoft, Danaher Corporation and Visa Inc. Ms. List received a Bachelor of Arts in Accounting from Northern Michigan University.
Ms. List was selected to serve on the Board due to her extensive experience in corporate finance, technology and strategic planning in large, global companies, as well as her experience as a director of various public companies.

Class III Directors Whose Terms Expire in 2024
Mark Zagorski Age 53 Director of the Company since 2020
Mark Zagorski has served as our Chief Executive Officer and as a director since July 2020. Prior to that, Mr. Zagorski served as Chief Executive Officer of Telaria, a NYSE-listed video management platform, from July 2017 to April 2020 and, following Telaria’s merger with Rubicon Project, served as President and Chief Operating Officer for Rubicon Project (now Magnite, Inc.) (Nasdaq) through June 2020. Prior to that, Mr. Zagorski was Chief Executive Officer of eXelate, a leading data management and analytics platform, from December 2010 until its acquisition by the Nielsen Company in March 2015, and continued to manage the eXelate business as Executive Vice President of Nielsen Marketing Cloud through June 2017. Mr. Zagorski has over 20 years of digital advertising leadership experience and held previous management positions in companies including MediaSpan, WorldNow and Modem Media. Mr. Zagorski currently serves on the board of Recruitics and CXO Nexus. Mr. Zagorski received a Master of Business Administration from the University of Rochester’s Simon School of Business and a Bachelor of Science in Finance from Gannon University, where he also received an Honorary Doctorate of Humane Letters.
Mr. Zagorski was selected to serve on the Board due to his strong technology experience, his successful track record managing software companies and his background serving on numerous public and private company boards of directors.

Kelli Turner Age 51 Director of the Company since 2021
Kelli Turner has served as a director of the Company since March 2021. Ms. Turner is currently Managing Director and Chief Financial Officer of Sun Capital Partners, Inc. and general partner of RSL Venture Partners. She was previously President and Chief Operating Officer at SESAC, Inc., a music rights licensing company, from October 2018 to September 2021, was on the board of directors of Central European Media Enterprises Ltd. (Nasdaq: CETV), a media and entertainment company operating in Central and Eastern European markets, until its sale in October 2020, and was previously President and Chief Financial Officer of RSL Management Corporation from February 2011 to April 2012. Ms. Turner previously was Chief Financial Officer and Executive Vice President of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company, from 2009 to 2011, where she was responsible for all aspects of the company’s financial operations, while working closely with the executive team in shaping Martha Stewart Living Omnimedia, Inc.’s business strategy and capital allocation process. A lawyer and a registered certified public accountant with significant experience in the media industry, Ms. Turner joined Martha Stewart Living Omnimedia, Inc. in 2009 from Time Warner Inc., where she held the position of Senior Vice President, Operations in the Office of the Chairman and Chief Executive Officer. Prior to that, she served as Senior Vice President, Business Development for New Line Cinema from 2006 to 2007 after having served as Time Warner Inc.’s Vice President, Investor Relations from 2004 to 2006. Ms. Turner worked in investment banking for years with positions at Allen & Company and Salomon Smith Barney prior to joining Time Warner Inc. Early in her career, she also gained tax and audit experience as a certified public accountant at Ernst & Young LLP. Ms. Turner currently serves on the board of Downtown Music Holdings.
Ms. Turner was selected to serve on the Board due to her extensive experience in corporate finance and operations in large, public companies and medium-sized public and private equity owned companies in the media sector, as well as her experience on public company boards and in early stage technology investing.

Scott Wagner Age 51 Director of the Company since 2021	Scott Wagner has served as a director of the Company since October 2021. Mr. Wagner served as Chief Executive Officer of GoDaddy Inc. from 2017 to 2019, and as President, Chief Operating Officer and Chief Financial Officer of GoDaddy Inc. from 2012 to 2017. While at GoDaddy Inc., Mr. Wagner oversaw the company’s initial public offering as well as its operational transformation from a leading domain- name registrar in the United States into a global SaaS company with millions of customers and one of the largest technology platforms serving small and mid-sized businesses. Mr. Wagner joined GoDaddy Inc. from global investment firm KKR & Co. Inc., where he worked from 2000 to 2012. Mr. Wagner was elected as a Member (Partner) of KKR & Co. Inc. in 2010. Mr. Wagner began his career at the Boston Consulting Group. Mr. Wagner currently serves on the public boards of True Wind Capital’s Bilander Acquisition Corp. and Bill.com, as well as several private growth companies, including GoFundMe, Inc. and Kajabi, LLC. Mr. Wagner received a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Economics from Yale University.
Mr. Wagner was selected to serve on the Board due to his extensive background in the technology industry, leadership as a former chief executive officer of a global software platform and experience in private equity working with numerous growth investments.

Director Nominations
Nominations for election as a director at our annual meetings of stockholders may be made by the Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the Company’s Bylaws. The Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, NYSE listing requirements, the ability of candidates to enhance the diversity of the Board as a whole and any other criteria the Board may establish from time to time. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.
Director Independence
As required by NYSE rules, the Board considers annually whether each of its members is “independent” for purposes of NYSE rules. Those rules provide that a director is “independent” if the Board determines that the director does not have any direct or indirect material relationship with the Company.
The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Laura B. Desmond, Teri L. List, Kelli Turner, Rosie Perez and Scott Wagner are “independent” as defined under NYSE rules, and that Teri L. List, Kelli Turner and Rosie Perez are “independent” as defined under Rule 10A-3 under the Exchange Act. This determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with the Company and those entities with which we have significant business or financial interactions.
Immediately after our IPO, Providence beneficially owned shares representing more than 50% of the voting power of our outstanding Shares. As a result, we were a “controlled company” within the meaning of NYSE corporate governance standards. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards, including:
•
the requirement that a majority of the members of the board of directors be independent directors;

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the requirement that our Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
the requirement that we have a Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement for an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees.

As of the date of this Proxy Statement, we do not have Nominating and Corporate Governance and Compensation Committees that are composed entirely of independent directors. However, the Nominating and Corporate Governance and Compensation Committees, and the Board, are composed of a majority of independent of directors and, following the expiration of R. Davis Noell’s committee terms, the Nominating and Corporate Governance and Compensation Committees will be composed entirely of independent directors. Accordingly, our stockholders do not currently have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements.
As of December 31, 2021, we no longer qualified as a “controlled company” under the NYSE corporate governance standards. As such, NYSE listing rules require that our Nominating and Corporate Governance and Compensation Committees be composed entirely of independent directors within a transition period of one year after the date we no longer qualified as a “controlled company.”
Board Meetings and Attendance at the Annual Meeting
The Board held seven meetings during the year ended December 31, 2021. Each of our current directors attended at least 75% of the total number of meetings of the Board and any committees of which such director was a member. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders. The 2022 Annual Meeting is the Company’s first annual meeting after becoming a public company in 2021.
Executive sessions, which are meetings of the non-management members of the Board, are regularly held. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. Committees of the Board, as described more fully below, also meet periodically in executive sessions.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation, and management and succession planning. The Board and Nominating and Governance Committee are responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
Code of Business Conduct, Code of Ethics and Anti-Human Trafficking and Anti-Modern Slavery Code of Conduct
We have a Code of Business Conduct and Code of Ethics that apply to all of our officers, employees, and directors. The Code of Business Conduct and the Code of Ethics address matters such as conflicts of interest, confidentiality, business practices, and compliance with laws and regulations. The Code of Business Conduct and the Code of Ethics are available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents. DoubleVerify and all its employees believe that human trafficking and modern slavery have no place in our society. DoubleVerify expressly prohibits the use of involuntary labor, internally, as it relates to our workforce or externally, within our supply chain. The prohibition is explicitly stated in our Code of Conduct. More information on our Anti-Human Trafficking and Anti-Modern Slavery Code of Conduct can be found at doubleverify.com.

Hedging and Pledging Policies
Our Policy on Trading in Securities requires all directors, officers and employees of the Company, and their immediate family members and other persons living in their households (“Company Associates”), to consult the Chief Legal Officer prior to engaging in any hedging or pledging transactions involving the Company’s securities. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer at least thirty days before the proposed execution of documents evidencing the proposed transaction. The Chief Legal Officer will then determine whether the transaction may proceed and, if so, assist in complying with the SEC’s reporting requirements. Any Company Associate proposing to pledge the Company’s securities as collateral for a loan must submit a request for pre-clearance to the Chief Legal Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. The Chief Legal Officer will then determine whether the transaction may proceed. Our Policy on Trading in Securities prohibits Company Associates from engaging in short sales and transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the Company’s securities.
Board Committees
The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Below is a brief description of our committees. The following table shows the current members of each committee and the number of meetings held during 2021.
Director	Audit	Compensation	Nominating and Governance
Mark Zagorski
R. Davis Noell		X	X
Laura B. Desmond		X	X*
Lucy Stamell Dobrin	X†
Joshua L. Selip
Teri L. List	X*	X	X
Rosie Perez	X
Kelli Turner	X
Scott Wagner		X*
Number of Meetings	6	7	3

X = Current Committee Member; * = Chairperson; † = Effective March 4, 2022 Ms. Dobrin no longer serves on the Audit Committee
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is responsible for reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge at https:// ir.doubleverify.com/corporate-governance/governance-documents.
The members of our Audit Committee are Teri L. List (Chairperson), Kelli Turner and Rosie Perez. The Board has designated each of Teri L. List and Rosie Perez as an “audit committee financial expert,” and each of the members has been determined to be “financially literate” under the NYSE rules. The Board has also determined that Teri L. List, Kelli Turner and Rosie Perez are “independent” as defined under the

NYSE and Exchange Act rules and regulations. The Board has also determined that the simultaneous service of Teri L. List on more than three public company audit committees does not impair her ability to effectively serve on the Audit Committee.
Compensation Committee
Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the equity compensation plans of our company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.
The members of our Compensation Committee are Scott Wagner (Chairperson), R. Davis Noell, Laura B. Desmond and Teri L. List. The Board has determined that Laura B. Desmond, Teri L. List and Scott Wagner are “independent” as defined under NYSE rules and regulations for purposes of the Compensation Committee. As of December 31, 2021, we no longer qualified as a “controlled company” under the NYSE corporate governance standards. As such, we will be required to comply with the requirement that our Compensation Committee be composed entirely of independent directors by December 31, 2022.
Nominating and Governance Committee
Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to the Board, reviewing the composition of the Board and its committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations. The charter of our Nominating and Governance Committee is available without charge at https://ir.doubleverify.com/corporate-governance/governance-documents.
The members of our Nominating and Corporate Governance Committee are Laura B. Desmond (Chairperson), Teri L. List and R. Davis Noell. As of December 31, 2021, we no longer qualified as a “controlled company” under the NYSE corporate governance standards. As such, we will be required to comply with the requirement that our Compensation Committee be composed entirely of independent directors by December 31, 2022.
Compensation Committee Interlocks and Insider Participation
During 2021, prior to our IPO, our Compensation Committee was composed of R. Davis Noell (Chairperson), Laura B. Desmond and Teri L. List. R. Davis Noell is an affiliate of Providence. See “Certain Relationships and Related Party Transactions” for a discussion of agreements between us and Providence. In addition, during 2021 none of our executive officers served as a director or as a member of the compensation committee of a company that had an executive officer serve as a director or as a member of our Compensation Committee.
Selection of Nominees for Election to the Board
Our Corporate Governance Guidelines provide that, subject to the requirements of the Stockholder’s Agreement, the Board will select new director candidates based on the recommendations of the Nominating and Governance Committee. The Nominating and Governance Committee will identify and recommend to the Board candidates who the Nominating and Governance Committee believes are qualified and suitable to become members of the Board consistent with the criteria for selection of new directors adopted from time to time by the Board.
Our Board believes that it should be a diverse body and seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our Nominating and Governance Committee considers a broad range of backgrounds and experiences and the Board’s current composition and needs, including any requirements of independence, as well as the skills, judgment and diversity of experience of candidates, expertise, diversity, and considers the general qualifications of the potential nominees, such as strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board. The Board will consider the following criteria for director qualification: (i) the nominee’s independence, judgment, strength of character, ethics and integrity; (ii) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (iii) the Company’s commitment to diversity; and (iv) whether a nominee has sufficient time to carry out the responsibilities of a director.
In identifying candidates for election to the Board, the Nominating and Governance Committee may consider nominees recommended by directors, stockholders, and other sources. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board for consideration by the Nominating and Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 233 Spring Street, New York, New York 10013. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board.
Pursuant to the Stockholder’s Agreement, the Providence Investor is currently entitled to nominate (or cause to be nominated) at least 40% of the total number of directors comprising the Board. See “Certain Relationships and Related Party Transactions” below for additional information.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board may e-mail or write to the Company at: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 233 Spring Street, New York, New York 10013 and corporatesecretary@doubleverify.com.
The Board has designated the Company’s Corporate Secretary (the “Secretary”) as its agent to receive and review written communications addressed to the Board, any of its committees, or any board member or group of members. The Secretary may communicate with the sender for any clarification. In addition, the Secretary will promptly forward to the Chairperson of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company. As an initial matter, the Secretary will determine whether the communication is a proper communication for the Board. The Secretary will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, political campaign or election materials, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company.
Separately, the Company has established a whistleblower policy for the receipt, retention, and treatment of complaints received by the Company regarding suspected violations of our Code of Ethics, policies or the law, including questionable accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by associates of the Company of concerns regarding such matters.

Risk Oversight
The Board as a whole has responsibility for overseeing our risk management. The Board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our Chief Legal Officer. Our Audit Committee also reviews and discusses with management the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity and privacy related areas. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full Board regarding these and other matters.
Compensation Risk Assessment
The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.
Compensation “Clawback” and Forfeiture Policy
Our Board has adopted a Clawback and Forfeiture Policy (the “Clawback Policy”) that allows the Company to recoup incentive compensation paid or awarded to the named executive officers and other “covered persons” including current and former Company employees under the policy if certain circumstances or events occur, including misconduct or fraud that causes the Company to materially restate all or a portion of its financial statements or acts or misconduct that constitute a violation of law or Company policy. The Clawback Policy is administered by the Compensation Committee and the Board believes that the policy reflects good standards of corporate governance and reduces the potential for excessive risk-taking.
Stock Ownership Guidelines
The Board has established stock ownership guidelines in order to further align the long-term interests of our executive officers and non-employee directors with those of our stockholders and promote the Company’s commitment to sound corporate governance. Our stock ownership guidelines require that our executive officers own Shares having an aggregate value equal to a multiple of the executive officer’s annual base salary or non-employee director’s annual board cash retainer as follows:
Position	Multiple
Chief Executive Officer	5x Annual Base Salary
All Other Executive Officers	3x Annual Base Salary
Certain Non-Officer Members of Management	2x Annual Base Salary
Non-Employee Directors*	3x Annual Board Cash Retainer

*
Excludes Providence-affiliated directors

The types of equity that are eligible for calculation in the guidelines include Shares held outright (including common stock beneficially owned unless the individual disclaims beneficial ownership), Shares held in the Employee Stock Purchase Plan and restricted stock units. Executives are required to hold 50% of Shares acquired as a result of exercise or settlement of compensatory awards (net of any shares withheld for taxes) until these ownership guidelines have been met.
Compliance with these stock ownership guidelines will be reviewed annually by the Compensation Committee.
Environmental, Social, and Governance
We are committed to conducting our business in a responsible manner and believe that we have an obligation to evaluate environmental, social and governance (“ESG”) considerations as we make strategic decisions and understand how those decisions impact our all of our stakeholders, which include our investors, employees, customers, partners and communities. Our Board recognizes the importance of these responsibilities and oversees our initiatives.
We believe that the effective management of ESG issues will help support the sustainability and the long-term growth of our business, and create value for our stakeholders. Our management team is committed to developing and executing our ESG program, and, along with our Board, internal resources and external consultants, we are developing our ESG strategy and establishing a framework for monitoring our initiatives.
Putting People First
We are committed to delivering an exceptional people experience and fostering an equitable, intentionally inclusive culture, where differences are celebrated, marginalized voices are heard, and each employee is empowered by a sense of belonging. We take action to realize this commitment by:
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living our values of passion, accountability, collaboration, and trailblazing;

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embedding diversity, equity, inclusion and belonging (“DEIB”), as a core component of our business strategy;

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building our capabilities and investing in our people to fuel ingenuity and innovation;

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creating workplace environments that foster partnership, community, psychological safety and belonging; and

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using data to quantify our progress and hold each other accountable, and enabling sustainable success as we scale.

In 2021, we hired a dedicated internal leader for DEIB at DV who formally established our People Experience team. We will continue to evolve our internal DEIB Network, which currently consists of six core groups, including two employee resource groups, and our Programming Task Force.
Environmental Policy
The Company is committed to managing environmental impact as an integral part of our operations. The Company maintains an environmental policy, pursuant to which we strive to, among other things:
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Incorporate environmental concerns and impacts into our decision making and activities.

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Reduce waste by maintaining recycling programs within our physical office locations, where available, including the recycling of paper, cardboard, and other materials that are accepted by a recycling provider.

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Minimize energy and water use within our offices and processes in order to conserve supplies and reduce the consumption of natural resources.

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Promote environmental awareness among our employees.

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Continually improve our environmental performance by periodically reviewing our environmental policy in planning our current and future activities.

The Company believes sustainability is about more than operating responsibly. It is an opportunity to support the environment and our community in efforts to make a positive impact on the world.

Data Privacy, Security and Trust
The privacy and security landscape of the advertising ecosystem is constantly evolving. That is why we are committed to providing privacy-forward, secure tools designed to promote the success of our customers while upholding the rights of individuals. Our commitment to transparency has enabled us to bolster our reputation of trustworthiness.
We have built a mature privacy compliance program, that is predicated on principles such as privacy by design and accountability and is poised to grow with our products and services. Rather than strive to meet minimum requirements, the Company’s privacy-forward approach enables us to stay ahead of and quickly adapt to the shifting regulatory landscape. Investing in a strong privacy program also enables us to be better prepared in the face of cyber risks, allowing the Company focus on risk prevention rather than mitigation.
The Company’s commitment to transparency is also reflected in our approach to privacy compliance and efforts to provide customers and the market with tangible evidence of the effectiveness of our compliance efforts. In 2021, we completed multiple third party independent audits verifying the maturity and effectiveness of our privacy program against various international standards.
DV For Good
In 2021, in furtherance of our ESG strategy, we established DV For Good to focus on supporting corporate giving and shaping the foundation for our external social impact efforts concentrated in three areas: Equity, Advancement of Truth and Sustainability.
Equity:   We believe that an equitable society is not only essential to building a better world but building a better business as well. We will support organizations that align with our vision to build a more equitable and fair ecosystem and strive to remove barriers and bridge gaps to fair and just treatment, access, opportunity, participation, and advancement for underrepresented, marginalized, and disenfranchised communities.
Advancement of Truth:   DV supports the advancement of truth in all forms and believes it is core to our mission as a company. By supporting forums and organizations that combat the dissemination of misinformation and promote the distribution of diverse viewpoints while elevating marginalized voices, we create a robust dialogue that fosters understanding and greater compassion.
Sustainability:   DV is driven to ensuring that our impact on the environment is as limited as possible. As a Company, we are developing a sustainability strategy to reduce our carbon footprint and offset the impact that we have in our communities and on the environment in all that we do. We will take steps in our corporate behavior and make investments in causes that align with this mission and enhance environmental efforts to respond to climate change.
Through DV For Good, we are encouraging and empowering our employees to become active global citizens and ensuring that DV is a responsible corporate citizen. In addition to the financial commitments that will be made by DV in 2022 and beyond, we are supporting these initiatives with our technological resources and through our employees volunteering time.

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers as of April 8, 2022. Biographical information with respect to Mark Zagorski is set forth above in “Board and Corporate Governance Practices — Board Composition.”
Name	Age	Position
Mark Zagorski	53	Chief Executive Officer and Director
Julie Eddleman	51	Executive Vice President and Global Chief Commercial Officer
Nicola Allais	49	Chief Financial Officer
Andy Grimmig	45	Chief Legal Officer
Julie Eddleman, Executive Vice President and Global Chief Commercial Officer
Julie Eddleman has served as our Executive Vice President and Global Chief Commercial Officer since January 2021. Prior to joining the Company, Ms. Eddleman served as Global Client Partner at Google from August 2014 to January 2021, where she spearheaded global partnership and growth strategy for some of Google’s largest global clients. From June 2008 to July 2014, Ms. Eddleman served as Marketing Director at Procter & Gamble, leading centralized marketing for North America. Ms. Eddleman received a Master of Science in Consumer Behavior and a Bachelor of Science in Consumer Affairs, each from Purdue University.
Nicola Allais, Chief Financial Officer
Nicola Allais has served as our Chief Financial Officer since November 2017. Prior to that, Mr. Allais served as Chief Financial Officer of Penton, an information services company, from 2010 to 2017. Prior to Penton, Mr. Allais served as Chief Financial Officer of Downtown Music and also worked at Primedia, Home Box Office and Ernst & Young LLP. Mr. Allais received a Master of Business Administration from Columbia Business School and a Bachelor of Arts from Princeton University.
Andy Grimmig, Chief Legal Officer
Andy Grimmig has served as our Chief Legal Officer since March 2020. Prior to joining the Company, he served as Senior Vice President and General Counsel at Corporate Risk Holdings, which was the former parent company of leading global providers of risk and information services, where he worked from May 2009 to December 2018. Prior to Corporate Risk Holdings, Mr. Grimmig was a corporate attorney at Latham & Watkins LLP and Jones Day, LLP where his practice focused on mergers and acquisitions and financing transactions throughout the U.S., Europe, South America, and Asia. Mr. Grimmig earned his Juris Doctor from the Duke University School of Law and his Bachelor of Science from Florida State University.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, our board of directors, acting through our Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of DoubleVerify or a nominee to become a director of DoubleVerify; any person who is known to be the beneficial owner of more than five percent of the Shares; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
Relationship with Providence
Stockholder’s Agreement
In connection with our IPO, we entered into the Stockholder’s Agreement with the Providence Investor. The Stockholder’s Agreement governs the relationship between Providence and us, including matters related to our corporate governance, such as Board nomination rights and information rights. The Stockholder’s Agreement grants Providence the right to designate for nomination for election a number of Providence Designees equal to: (i) at least a majority of the total number of directors comprising the Board at such time as long as Providence owns at least 50% of the outstanding Shares; (ii) at least 40% of the total number of directors comprising the Board at such time as long as Providence owns at least 40% but less than 50% of the outstanding Shares; (iii) at least 30% of the total number of directors comprising the Board at such time as long as Providence owns at least 30% but less than 40% of the outstanding Shares; (iv) at least 20% of the total number of directors comprising the Board at such time as long as Providence owns at least 20% but less than 30% of the outstanding Shares; and (v) at least 5% of the total number of directors comprising the Board at such time as long as Providence owns at least 5% but less than 20% of the outstanding Shares. For purposes of calculating the number of Providence Designees that Providence is entitled to nominate pursuant to the formula outlined above, any fractional amounts will be rounded to the nearest whole number (but not below one so long as Providence owns at least 5% of the outstanding Shares) and the calculation will be made on a pro forma basis after taking into account any increase in the size of the Board.
Pre-IPO Stockholders Agreement
Prior to our IPO, we were party to an amended and restated stockholders agreement, dated as of November 18, 2020, with the Providence Investor and certain other existing stockholders of the Company (the “Pre-IPO Stockholders Agreement”). The Pre-IPO Stockholders Agreement contained restrictions on the ability of the parties thereto to freely transfer Shares. The parties thereto also agreed to vote their

Shares on certain matters presented to the stockholders, including in favor of all directors nominated by the board of directors for election. In addition, the Providence Investor was entitled under the Pre-IPO Stockholders Agreement to nominate for election, fill vacancies and appoint at least six of the then eight members of the Board, any of which could in the Providence Investor’s discretion be an independent director. The Providence Investor also had discretion to adjust the number of directors on the Board, as well as certain consent rights. The Pre-IPO Stockholders Agreement granted the parties thereto piggyback registration rights in connection with a registered offering of Shares in which the Providence Investor participated (including the IPO). The Pre-IPO Stockholders Agreement automatically terminated on the date the SEC declared effective the IPO registration statement and was replaced by the Stockholder’s Agreement.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with the Providence Investor and certain of our other existing stockholders (the “Registration Rights Agreement”). The Registration Rights Agreement grants to Providence and its permitted assigns, customary demand registration rights and piggyback registration rights, and to such other existing stockholders and their permitted assigns, customary piggyback registration rights, in each case subject to customary terms and conditions.
Relationships with Directors and Executive Officers
Director Indemnification Agreements
We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.
Registration Rights Agreement
In connection with our IPO, we entered into the Registration Rights Agreement. Mark Zagorski, Nicola Allais, The McLaughlin Family Trust (for which Matthew McLaughlin is a trustee), Andy Grimmig, the Laura B. Desmond Revocable Trust (for which Laura B. Desmond is trustee) and Teri L. List are parties to the Registration Rights Agreement. Each of Mr. Zagorski, Mr. Allais, Mr. McLaughlin, Mr. Grimmig, Ms. Desmond and Ms. List is a director and/or executive officer of the Company. See “— Relationship with Providence — Registration Rights Agreement.”
Transactions with Other Related Parties
Registration Rights Agreement
In connection with our IPO, Blumberg Capital, affiliates of Tiger Global Management, LLC and certain other of our pre-IPO stockholders became parties to the Registration Rights Agreement. See “— Relationship with Providence — Registration Rights Agreement.”
Underwriting Agreement
On November 17, 2021, we entered into an Underwriting Agreement with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters, the Providence Investor and an affiliate of Providence and certain of our officers (the “Selling Stockholders”) relating to the sale by the Selling Stockholders of 9,200,000 Shares in a secondary public offering. We did not receive any of the proceeds of the offering, but we did pay certain expenses in connection with the offering.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of the shares of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of shares of common stock and other equity securities of the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry and forms filed by us on the reporting person’s behalf, we believe that our executive officers, directors, and the Providence Investor complied with all Section 16(a) filing requirements during 2021, except for the Form 4 for each of Laura B. Desmond, Julie Eddleman, Teri L. List and Mark Zagorski, which were each inadvertently filed late on May 10, 2021.

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION
Overview
The Board is soliciting proxies in connection with the Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials will be first made available, sent or given to stockholders on or about April 25, 2022.
The “Proxy Materials” include:
•
this Proxy Statement;

•
a notice of our 2022 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•
the Annual Report to Stockholders for 2021, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.
Attending the Annual Meeting
Date and Time
June 14, 2022, at 10:00 am, Eastern Time
Location
You can attend the Annual Meeting live online at https://web.lumiagm.com/223761380. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world.
Who May Attend
Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend the Annual Meeting. In order to attend the Annual Meeting, you must access the meeting website at https://web.lumiagm.com/223761380 and enter the password doubleverify2022 and your control number.
Asking Questions
Representatives of the Company will answer stockholders’ questions of general interest following the meeting in accordance with the rules and regulations of the Annual Meeting. In order to ask questions during the meeting, stockholders must access the meeting website at https://web.lumiagm.com/223761380 using the instructions set forth above.
Directors’ Attendance at the Annual Meeting
Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders.
Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
There were 163,453,822 Shares outstanding as of the close of business on the Record Date of April 18, 2022. All holders of record of Shares at the close of business on the Record Date are entitled to vote at the

Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.
Your Vote is Important
The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure.
Quorum Requirement
Presence in person or by proxy of the holders of a majority of the total voting power of all outstanding Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares represented by proxies at the Annual Meeting, including “broker non-votes” (explained below) and those that are marked “WITHHOLD” or “ABSTAIN”, will be counted as shares present and entitled to vote for purposes of establishing a quorum.
Voting Your Shares
Holders of Record
If your Shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “holder of record” of those Shares. A holder of record may cause its Shares to be voted in any of the following ways:
Internet Please log on to www.proxyvote.com and vote by 11:59 p.m., Eastern Time, on June 13, 2022.
Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Time, on June 13, 2022.

Mail
If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821, so that it is received by the Company prior to the Annual Meeting.

In Person You may attend the virtual Annual Meeting and cast your vote.
These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.
For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at the Annual Meeting or any postponement or adjournment thereof.
Holders in Street Name
If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other intermediary and present it at the meeting, and submit it with your vote.
If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
At the Annual Meeting, only Proposal 2 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your Shares will be voted by the broker in its discretion. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposal 1 absent direction from you. Broker non-votes will not have an effect on the outcome of Proposal 1.
Changing Your Vote or Revoking Your Proxy
If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, June 13, 2022; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; or (4) send a notice of revocation via the Internet at www.proxyvote.com. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.
Vote Required for Each Proposal
Proposal 1 — Election of Directors
Board Recommendation:   FOR each of the Company’s nominees.
Vote Required:   Affirmative vote of at least a plurality in voting power of the Shares outstanding present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. In accordance with our Bylaws, stockholders do not have the right to cumulate their votes for the election of directors.
Effect of Abstentions:   No effect.
Effect of Broker Non-Votes:   No effect.
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
Board Recommendation:   FOR
Vote Required:   Affirmative vote of a majority in voting power of the Shares outstanding present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions:   Same effect as a vote AGAINST the proposal.
Effect of Broker Non-Votes:   There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.
Matters to be Presented
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.
Delivery of Proxy Materials
Notice and Access
We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the Company’s proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.
Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.
Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.
Eliminating Duplicative Proxy Materials
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and the Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact American Stock Transfer & Trust Company by mail at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821 or by telephone at 1-800-937-5449. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting: American Stock Transfer & Trust Company by mail at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219-9821 or by telephone at 1-800-937-5449.
Proxy Solicitation Costs
The Board is responsible for the solicitation of proxies for the Annual Meeting. American Stock Transfer & Trust Company, LLC will assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.
Vote Tabulation
Votes will be tabulated by American Stock Transfer & Trust Company, LLC.
Inspector of Election
The Board has appointed a representative of American Stock Transfer & Trust Company, LLC as Inspector of Election for the Annual Meeting.
Results of the Vote
We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.
Other Information
Proposals for the 2023 Annual Meeting of Stockholders
Proposals for inclusion in our proxy statement
A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 26, 2022, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.
Other stockholder proposals and director nominations
Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on March 16, 2023, nor earlier than the close of business on February 14, 2023. The notice must contain the notice and informational requirements described under Section 1.12 of our Bylaws and applicable SEC rules. The presiding person of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our Bylaws.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.
Annual Report on Form 10-K
We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to IR@doubleverify.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir.doubleverify.com/sec-filings/all-sec-filings or at the website of the SEC at www.sec.gov.
Stockholder List
A list of the stockholders as of the Record Date will be available for inspection upon request via corporatesecretary@doubleverify.com for the ten days prior to the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.
Principal Executive Offices
The address of our principal executive offices is 233 Spring Street, New York, New York 10013.
Communicating with the Board
Any stockholder or interested party who wishes to communicate with the Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board may e-mail or write to the Company at: DoubleVerify Holdings, Inc., c/o Corporate Secretary, 233 Spring Street, New York, New York 10013 and corporatesecretary@doubleverify.com.
Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board.

DOUBLEVERIFY HOLDINGS, INC.Proxy for Annual Meeting of Stockholders on June 14, 2022 Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Mark Zagorski, Nicola Allais and Andy Grimmig, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of DoubleVerify Holdings, Inc., to be held virtually on June 14, 2022, and at any adjournments or postponements thereof, as(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

DOUBLEVERIFY HOLDINGS, INC.

June 14, 2022

GO GREEN

20330000000000001000 8 061422

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Laura B. Desmond	Class I director
○ Joshua L. Selip	Class I director
○ Rosie Perez	Class I director

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OFDOUBLEVERIFY HOLDINGS, INC.June 14, 2022GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Cardare available at ir.doubleverify.comPlease sign, date and mail your proxy card in the envelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.20330000000000001000 8061422THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. Election of Directors:2.Ratification of appointment of Deloitte & Touche LLP as independent FOR AGAINST ABSTAINNOMINEES:registered public accounting firm for fiscal year 2022.FOR ALL NOMINEESO Laura B. DesmondClass I directorO Joshua L. SelipClass I directorWITHHOLD AUTHORITYO Rosie PerezClass I directorIn their discretion, the proxies are authorized to vote upon such other business as mayFOR ALL NOMINEESproperly come before the Annual Meeting. This proxy when properly executed will be votedFOR ALL EXCEPTas directed herein by the undersigned shareholder. If no direction is made, this proxy(See instructions below)will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of StockholderDate:Signature of StockholderDate:Note: Please signexactly as your name or names appear on this Proxy. Whensharesare held jointly, eachholder should sign. Whensigning as executor, administrator, attorney, trustee orguardian,please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.